EXHIBIT 23.3

                         INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Amendment No. 3 to Registration Statement No. 333-82626 of FiberCore, Inc. on Form S-3 of our report dated May 31, 2000, relating to the financial statements of XTAL Fibras Opticas S.A. as of December 31, 1999 and 1998 and for each of the years then ended. We also consent to the references to us under the heading "Experts" in such Prospectus.


/s/ Deloitte Touche Tohmatsu
Auditores Independentes


Campinas, Brazil
May 29, 2002